UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           May 3, 2019

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVP	NYSE American

Item 1.01          Entry into a Material Definitive Agreement.

Effective May 3, 2019, we entered into a Settlement Agreement and Release to settle and release all past claims against Becton, Dickinson and Company (“BD”) and MDC Investment Holdings, Inc. (“MDC”) and all past claims against us by BD and MDC.  On May 6, 2019, filings were made with the U.S. Court of Appeals for the Fifth Circuit to cease further proceedings in our antitrust and false advertising suit against BD and in the U.S. District Court for the Eastern District of Texas to dismiss BD and MDC’s suit against us for patent infringement.

Item 8.01          Other Events.

On May 7, 2019, we issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99.1, with respect to the settlement discussed in Item 1.01 of this Current Report.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits

99.1                        Press release

99.2                        Settlement Agreement and Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 8, 2019

RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

BY:	/s/JOHN W. FORT III
JOHN W. FORT III
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER